UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

July 29, 2009
Date of Report (date of Earliest Event Reported)

Dynamic Alert Limited
(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-33714	98-0430746
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1414 Eighth Street S.W., Suite 260, Calgary, Alberta T2R 1J6, Canada
 (Address of principal executive offices and zip code)

(408) 441-9500
 (Registrant’s telephone number, including area code)

10004 – 103 Street, #3218, Fort Saskatchewan, AB, T8L 2E0
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Missing Graphic Reference]

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On July 29, 2009, the Board of Directors of Dynamic Alert Limited, a Nevada corporation (the “Company”) elected Messrs. David R. Robinson and Donald Cameron as members of the Company’s Board of Directors (the “Board”). Mr. Robinson was also appointed as the Company’s Chairman of the Board and Chief Executive Officer. Mr. Cameron was also appointed as the Company’s President, Secretary and Treasurer.

Following the election of Messrs Robinson and Cameron to the Board, the Company received the written resignation of Ms. Marlene as a member of the Board and as an officer of the Company.

David Russell Robinson, age 46, has spent the past 23 years working in both the investment and upstream petroleum businesses, and has been involved with major international petroleum projects ranging from the Sudan to Egypt to Kazakhstan, and elsewhere.  He is currently the President and Chief Executive Officer, as well as a director, of TSX Venture Exchange-listed Benchmark Energy Corporation since his appointments to such positions in January 2007, and from May 2005 to March 2006, he was Chief Executive Officer of AIM-listed Forum Energy PLC which is active in the Philippines. He is also a director of privately-held RadCan Energy Services Inc., of Calgary, Alberta. Mr. Robinson has a BSc (Geology) from the University of British Columbia, and an MBA from Queen’s University.

Mr. Robinson is not a director of any other SEC-publicly registered company.

Mr. Cameron, age 52, has been engaged for the past twenty-five years as a senior executive involved in business development of companies in the oil and gas industry. From approximately May 2007 to current date, Mr. Cameron was the President/Chief Executive Officer of a private oil and gas company. Mr. Cameron had also been the chief executive officer of Sky Petroleum from approximately March 2005 through 2006. Mr. Cameron was also the president/chief executive officer of Camton Exploration Inc., a private oil and gas company, from approximately 2005 through May 2007. Previously, Mr. Cameron had been the vice president of development for a Calgary-based oil and gas public company, where he had specialized in mergers, acquisitions and investment strategies. Among his prior achievements, Mr. Cameron was former senior vice president of development for Nova Scotia based Sobey's, a national conglomerate with annual sales in excess of $10 billion. Previously, Mr. Cameron served as a director of a TSX-listed oil and gas company. Mr. Cameron holds a Bachelor of Arts degree in Economics and Business from Queen's University, Kingston, Ontario, Canada.

Mr. Cameron is not a director of any other SEC-publicly registered company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    DYNAMIC ALERT LIMITED

Date: July 29, 2009                                                                                           By:
                   Name:                      DAVID R. ROBINSON
                   Title:                      Chief Executive Officer